Exhibit 10.20

Power of Attorney

I, Hu Haiqing, with ID number of 320102198102151619, being a shareholder of 80% of the equity (“My Equity”) of Shanghai Yuanhua Information Technology Co., Ltd., hereby irrevocably authorize Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. to exercise the following rights with respect to My Equity within the term of this Power of Attorney:

Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. is hereby authorized to act on my behalf as my sole exclusive agent and attorney with respect to all matters concerning My Equity, including but not limited to: 1) attending the shareholders’ meetings of Shanghai Yuanhua Information Technology Co., Ltd.; 2) exercising all the shareholder’s rights and shareholder’s voting right I am entitled to according to law and Articles of Association of Shanghai Yuanhua Information Technology Co., Ltd., including but not limited to the sale or transfer or pledge or disposition of My Equity in part or in whole; 3) receiving the dividend, bonus and any distribution attributable to the shareholder that I have declared; and 4) designating and appointing, as my authorized representative, the legal representative (CEO), general manager and other senior management members of Shanghai Yuanhua Information Technology Co., Ltd..

Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. shall have the power and authority under this Power of Attorney to execute the Transfer Contract(s) stipulated in Exclusive Option Contract (to which I am required to be a party) on my behalf, and to duly perform the Equity Pledge Contract and the Exclusive Option Contract to which I am a contracting party, both of which were executed concurrently with this Power of Attorney. The exercise of these powers shall not impose any restrictions on this Power of Attorney.

All the actions conducted by Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. in relation to My Equity shall be deemed as my own actions, and all documents executed by Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. shall be deemed to be executed by myself. I hereby acknowledge those actions and documents.

Yuanhua Medical Consultancy Services (Shanghai) Co., Ltd. is entitled to assign its rights regarding the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to me or obtaining my consent.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Shanghai Yuanhua Information Technology Co., Ltd.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Equity, which have been entrusted to Yuanhua Medical Consulting Services (Shanghai) Co., Ltd. through this Power of Attorney, and shall not exercise such rights by myself.

Signed by:	/s/ Hu Haiqing

Name:	Hu Haiqing

Date:	July 25, 2013